Exhibit 99.1
Verifone Reports Results for the First Quarter of Fiscal 2015

Revenues and Earnings per Share Exceed Guidance

SAN JOSE, Calif. - (BUSINESS WIRE) - VeriFone Systems, Inc. (NYSE: PAY):

First Quarter Financial Highlights

•	GAAP net revenues of $486 million

•	Non-GAAP net revenues of $487 million

•	GAAP net income per diluted share of $0.12

•	Non-GAAP net income per diluted share of $0.44

•	Operating cash flow of $41 million

VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended January 31, 2015. GAAP net revenues for the quarter were $486 million, compared to $436 million a year ago, an 11% increase. Non-GAAP net revenues were $487 million, compared to $437 million a year ago, an 11% increase. GAAP net income per diluted share for the quarter was $0.12, compared to a net loss of $0.15 a year ago. Non-GAAP net income per diluted share was $0.44, compared to $0.31 a year ago, a 42% increase.

“I’m pleased with our performance in Q1, and the team’s accomplishments.  We again exceeded our financial guidance despite foreign exchange and macro-economic related headwinds,” said Paul Galant, Chief Executive Officer of Verifone.  “We are successfully executing on our transformation, better serving our clients, and capitalizing on opportunities in key markets.  At the same time, we are investing in delivering important new products for our clients, and in the future growth of our Terminals Solutions, Payment-as-a-Service and Commerce Enablement businesses.”

The table below provides additional summary GAAP and non-GAAP financial information and comparisons.

(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGES)
	Three Months Ended January 31,
	2015	2014	Change (2)
GAAP:
Net revenues	$486	$436	11%
Gross margin as a % of net revenues	41.0%	39.0%	2.0 pts
Net income (loss) per diluted share	$0.12	$(0.15)	nm

Non-GAAP (1):
Net revenues	$487	$437	11%
Gross margin as a % of net revenues	42.4%	42.4%	—
Net income per diluted share	$0.44	$0.31	42%
(1) Reconciliations for the non-GAAP measures are provided at the end of this press release
(2) "nm" means not meaningful

Additional Financial and Business Highlights

•	Achieved record North America net revenues driven by security and EMV migration

•	Secured 20 large U.S. retail client wins for EMV-capable devices including eight competitive takeaways and seven new hospitality wins

•	Announced new mPOS terminal offering and executed a small tuck-in acquisition of a Cloud POS solution for the SMB market

•	Began the roll out of next generation in-store site management and POS systems for petroleum vertical

•	Made initial deliveries on 3G countertop terminal solutions deal with a major financial institution in Mexico

•	Continued Payment-as-a-Service expansion in U.S., U.K., Turkey, and Australia

•	Expanded network of taxis with Verifone payment systems in Florida, Canada, and Ireland

Guidance
Our updated guidance reflects the impact of a more unfavorable foreign exchange environment and a more challenged Russia market since the last time we provided our outlook on December 15th. These factors are partially offset by continued strength in certain geographies, primarily North America.

Second fiscal quarter of 2015:

•	Non-GAAP net revenues of $485 million to $489 million

•	Non-GAAP net income per diluted share of $0.41 to $0.42

Full fiscal year 2015:

•	Non-GAAP net revenues of $1,990 million to $2,000 million

•	Non-GAAP net income per diluted share of $1.78 to $1.82

Conference Call
Verifone will hold its earnings conference call today, March 10th, at 1:30 pm (PT). To listen to the call and view the slides, visit Verifone’s website http://ir.verifone.com. The recorded audio webcast will be available on Verifone's website until March 17, 2015.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business and operational initiatives, including whether the expected benefits of our plan and initiatives are achieved within expected timeframes or at all, short product cycles and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our dependence on a limited number of customers, the conduct of our business and operations internationally, our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches, our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business, uncertainty in the global economic environment and financial markets, the status of our relationships with and condition of third parties such as our contract manufacturers, key customers, distributors and key suppliers and service providers upon whom we rely in the conduct of our business, the impact of foreign currency exchange rate fluctuations on our business and results and our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. Verifone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Verifone
Verifone is transforming everyday transactions into opportunities for connected commerce. We’re connecting more than 27 million payment devices to the cloud-merging the online and in-store shopping experience and creating the next generation of digital engagement between merchants and consumers. We are built on a 30-year history of uncompromised security. Our people are known as trusted experts that work with our clients and partners, helping to solve their most complex payments challenges. We have clients and partners in more than 150 countries, including the world’s best-known retail brands, financial institutions and payment providers.

Verifone.com | (NYSE: PAY) | @verifone

Additional Resources:
http://ir.verifone.com

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended January 31,
	2015	2014	% Change (1)
Net revenues:
System solutions	$313.4	$261.2	20.0%
Services	172.8	174.9	(1.2)%
Total net revenues	486.2	436.1	11.5%

Cost of net revenues:
System solutions	185.6	167.5	10.8%
Services	101.4	98.4	3.0%
Total cost of net revenues	287.0	265.9	7.9%

Total gross margin	199.2	170.2	17.0%

Operating expenses:
Research and development	48.9	50.5	(3.2)%
Sales and marketing	57.4	50.6	13.4%
General and administrative	47.4	50.9	(6.9)%
Amortization of purchased intangible assets	22.3	24.7	(9.7)%
Total operating expenses	176.0	176.7	(0.4)%
Operating income (loss)	23.2	(6.5)	nm
Interest, net	(7.9)	(11.4)	(30.7)%
Other income (expense), net	0.2	(5.1)	nm
Income (loss) before income taxes	15.5	(23.0)	nm
Income tax provision (benefit)	1.4	(6.9)	nm
Consolidated net income (loss)	14.1	(16.1)	nm
Net income attributable to noncontrolling interests	(0.3)	(0.1)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$13.8	$(16.2)	nm

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.12	$(0.15)
Diluted	$0.12	$(0.15)

Weighted average number of shares used in computing net income (loss) per share:
Basic	113.4	110.3
Diluted	115.5	110.3

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC.
NET REVENUES INFORMATION
(UNAUDITED, IN MILLIONS, EXCEPT PERCENTAGES)

		Three Months Ended
	Note	January 31, 2015	October 31, 2014	January 31, 2014	% Change (1) SEQ	% Change (1) YoY
GAAP net revenues:
North America		$160.3	$149.1	$122.1	7.5%	31.3%
LAC		71.1	82.1	68.4	(13.4)%	3.9%
EMEA		180.0	189.2	185.2	(4.9)%	(2.8)%
Asia-Pacific		74.8	70.1	60.4	6.7%	23.8%
Total		$486.2	$490.5	$436.1	(0.9)%	11.5%

Non-GAAP net revenues: (2)
North America	A	$160.4	$149.0	$122.1	7.7%	31.4%
LAC		71.1	82.1	68.4	(13.4)%	3.9%
EMEA	A	180.5	189.4	186.3	(4.7)%	(3.1)%
Asia-Pacific	A	74.9	70.2	60.4	6.7%	24.0%
Total		$486.9	$490.7	$437.2	(0.8)%	11.4%

GAAP net revenues		$486.2	$490.5	$436.1	(0.9)%	11.5%
Plus: Non-GAAP net revenues adjustments	A	0.7	0.2	1.1	nm	nm
Non-GAAP net revenues (2)		486.9	490.7	437.2	(0.8)%	11.4%
(1) "nm" means not meaningful.
(2) Reconciliations for the non-GAAP measures are provided at the end of this press release.

	For three months ended January 31, 2015 compared with three months ended January 31, 2014
	Net revenues growth	Impact due to Non-GAAP net revenues adjustments and acquired businesses (A) (B)	Non-GAAP organic net revenues growth	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth
North America	31.3%	(0.1)pts	31.4%	(0.2)pts	31.6%
LAC	3.9%	0.0pts	3.9%	(11.1)pts	15.0%
EMEA	(2.8)%	0.3pts	(3.1)%	(6.8)pts	3.7%
Asia-Pacific	23.8%	(0.3)pts	24.1%	(3.4)pts	27.5%
Total	11.5%	0.1pts	11.4%	(5.1)pts	16.5%

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN MILLIONS)
	January 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$240.6	$250.2
Accounts receivable, net of allowances of $9.8 and $9.9	287.3	305.5
Inventories	137.6	124.3
Prepaid expenses and other current assets	103.8	105.6
Total current assets	769.3	785.6
Fixed assets, net	168.6	177.7
Purchased intangible assets, net	389.3	457.6
Goodwill	1,099.3	1,185.9
Deferred tax assets, net	13.7	30.4
Other long-term assets	63.9	65.0
Total assets	$2,504.1	$2,702.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$146.3	$161.2
Accruals and other current liabilities	189.6	207.0
Deferred revenue, net	94.1	92.1
Short-term debt	32.1	32.1
Total current liabilities	462.1	492.4
Long-term deferred revenue, net	50.2	51.0
Long-term debt	831.2	851.0
Long-term deferred tax liabilities, net	129.3	136.1
Other long-term liabilities	69.5	101.0
Total liabilities	1,542.3	1,631.5

Redeemable noncontrolling interest in subsidiary	0.8	0.8

Stockholders’ equity:
Common stock	1.1	1.1
Additional paid-in capital	1,690.3	1,675.7
Accumulated deficit	(524.4)	(538.2)
Accumulated other comprehensive loss	(242.2)	(104.8)
Total VeriFone Systems, Inc. stockholders’ equity	924.8	1,033.8
Noncontrolling interest in subsidiaries	36.2	36.1
Total equity	961.0	1069.9
Total liabilities and equity	$2,504.1	$2,702.2

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN MILLIONS)

	Three Months Ended January 31,
	2015	2014
Cash flows from operating activities
Consolidated net income (loss)	$14.1	$(16.1)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization, net	44.4	53.1
Stock-based compensation expense	12.2	15.7
Other	8.6	(6.4)
Net cash provided by operating activities before changes in operating assets and liabilities	79.3	46.3
Changes in operating assets and liabilities:
Accounts receivable, net	9.4	17.3
Inventories	(19.1)	15.5
Prepaid expenses and other assets	(6.3)	11.7
Accounts payable	(11.6)	(4.8)
Deferred revenue, net	7.8	17.7
Other current and long-term liabilities	(18.4)	(71.8)
Net change in operating assets and liabilities	(38.2)	(14.4)
Net cash provided by operating activities	41.1	31.9

Cash flows from investing activities
Capital expenditures	(19.6)	(20.9)
Other investing activities, net	—	2.6
Net cash used in investing activities	(19.6)	(18.3)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	10.0	86.9
Repayments of debt	(30.1)	(121.9)
Other financing activities, net	3.7	5.6
Net cash used in financing activities	(16.4)	(29.4)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(14.7)	(3.1)

Net decrease in cash and cash equivalents	(9.6)	(18.9)
Cash and cash equivalents, beginning of period	250.2	268.2
Cash and cash equivalents, end of period	$240.6	$249.3

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended January 31, 2015
GAAP		$486.2	$199.2	41.0%	$23.2	$13.8
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.7	0.7		0.7	0.7
Amortization of purchased intangible assets	D	—	4.7		27.0	27.0
Other merger and acquisition related expenses	D	—	0.3		0.7	(1.9)
Stock based compensation	E	—	0.7		12.2	12.2
Restructuring charges	F	—	—		1.4	1.4
Other charges and income	F	—	0.8		4.9	4.9
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(7.3)
Non-GAAP		$486.9	$206.4	42.4%	$70.1	$50.8

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		113.4	115.5		$0.12	$0.12
Non-GAAP		113.4	115.5		$0.45	$0.44

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended October 31, 2014
GAAP		$490.5	$196.5	40.1%	$33.5	$31.1
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.2	0.2		0.2	0.2
Amortization of purchased intangible assets	D	—	10.0		33.8	33.8
Other merger and acquisition related expenses	D	—	0.6		1.0	(3.5)
Stock based compensation	E	—	0.7		13.0	13.0
Restructuring charges	F	—	0.2		1.5	1.5
Other charges and income	F	—	(0.8)		(14.9)	(15.9)
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(10.1)
Non-GAAP		$490.7	$207.4	42.3%	$68.1	$50.1

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		113.1	115.1		$0.27	$0.27
Non-GAAP		113.1	115.1		$0.44	$0.44

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended January 31, 2014
GAAP		$436.1	$170.2	39.0%	$(6.5)	$(16.2)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	1.1	1.1		1.1	1.1
Amortization of purchased intangible assets	D	—	11.4		36.1	36.1
Other merger and acquisition related expenses	D	—	2.0		3.2	5.7
Stock based compensation	E	—	0.5		15.7	15.7
Other charges and income	F	—	—		3.6	5.2
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	F	—	—		—	(12.8)
Non-GAAP		$437.2	$185.2	42.4%	$53.2	$34.8

		Weighted average number of shares used in computing net income (loss) per share:			Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted		Basic	Diluted
GAAP		110.3	110.3		$(0.15)	$(0.15)
Adjustment for diluted shares	G	—	2.1
Non-GAAP		110.3	112.4		$0.32	$0.31

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
Note		(A)	(A)	(B)	(B)	(C)	(C)

Three Months Ended January 31, 2015
North America	$160.3	$0.1	$160.4	$—	$160.4	$0.3	$160.7
LAC	71.1	—	71.1	—	71.1	7.6	78.7
EMEA	180.0	0.5	180.5	—	180.5	12.6	193.1
Asia-Pacific	74.8	0.1	74.9	—	74.9	2.0	76.9
Total	$486.2	$0.7	$486.9	$—	$486.9	$22.5	$509.4

System Solutions	$313.4	$—	$313.4
Services	172.8	0.7	173.5
Total	$486.2	$0.7	$486.9

Three Months Ended October 31, 2014
North America	$149.1	$(0.1)	$149.0
LAC	82.1	—	82.1
EMEA	189.2	0.2	189.4
Asia-Pacific	70.1	0.1	70.2
Total	$490.5	$0.2	$490.7

System Solutions	$310.9	$—	$310.9
Services	179.6	0.2	179.8
Total	$490.5	$0.2	$490.7

Three Months Ended January 31, 2014
North America	$122.1	$—	$122.1	$—	$122.1
LAC	68.4	—	68.4	—	68.4
EMEA	185.2	1.1	186.3	—	186.3
Asia-Pacific	60.4	—	60.4	—	60.4
Total	$436.1	$1.1	$437.2	$—	$437.2

System Solutions	$261.2	$—	$261.2
Services	174.9	1.1	176.0
Total	$436.1	$1.1	$437.2

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

		Three Months Ended
	Note	January 31, 2015	October 31, 2014	January 31, 2014	% Change SEQ	% Change YoY
Free Cash Flow
GAAP net cash provided by operating activities	H	$41.1	$51.6	$31.9	(20.3)%	28.8%
Less: GAAP capital expenditures	H	(19.6)	(22.2)	(20.9)	(11.7)%	(6.2)%
Free cash flow	H	$21.5	$29.4	$11.0	(26.9)%	95.5%

		Three Months Ending April 30, 2015		Year Ending October 31, 2015
Guidance		Range of Guidance		Range of Guidance
GAAP net revenues		$485	$489	$1,989	$1,999
Adjustments to net revenues	A	—	—	1	1
Non-GAAP net revenues		$485	$489	$1,990	$2,000

NON-GAAP FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP Services net revenues, net revenues from businesses acquired in the past 12 months; non-GAAP organic net revenues; non-GAAP organic net revenues at constant currency; non-GAAP gross margin as a percentage of non-GAAP net revenues; non-GAAP net income (loss) per diluted share, and free cash flow. This press release also includes certain forward-looking non-GAAP financial measures, specifically projected Non-GAAP net revenues and Non-GAAP net income per diluted share for the second fiscal quarter and full fiscal year 2015. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures, to the extent available without unreasonable effort, are included in this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate Verifone's performance and operations and to compare Verifone's current results with those for prior periods as well as with the results of peer companies. Verifone incurs, due to differences in debt, capital structure and investment history, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from Verifone's competitors.  The non-GAAP financial measures reflect Verifone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in Verifone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing Verifone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on Verifone's debt, income taxes and the related cash requirements, and restructuring charges, associated with Verifone's results of operations as determined in accordance with GAAP.

Furthermore, Verifone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Our GAAP and non-GAAP net revenues are presented for our geographic regions: North America, LAC, EMEA and Asia-Pacific. North America includes the US and Canada. LAC includes South America, Central America, and the Caribbean. EMEA includes Europe, Russia. the Middle East, and Africa. Asia-Pacific includes Australia, New Zealand, China, India and throughout the rest of Greater Asia, including other Asia-Pacific Rim countries.
Note A: Non-GAAP net revenues. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition is reflected in our GAAP financial statements, it results in net revenues immediately post-acquisition that are lower than net revenues that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We adjust the step-down to achieve comparability to net revenues of the acquired entity earned pre-acquisition and to our GAAP net revenues to be earned on contracts sold in future periods. These non-GAAP net revenues amounts are not intended to be a substitute for our GAAP disclosures of net revenues, and should be read together with our GAAP disclosures.

Note B: Non-GAAP organic net revenues. "Non-GAAP organic net revenues" is a non-GAAP financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). Verifone determines non-GAAP organic net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. This non-GAAP measure is used to evaluate Verifone net revenues without the impact of net revenues from acquired businesses, as Verifone analyzes performance both with and without the impact of our recent acquisitions.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from System solutions and Services attributable to businesses acquired in the 12 months preceding the respective financial quarter(s). For acquisitions of small businesses that are integrated within a relatively short time after the close of the acquisition, we assume quarterly net revenues attributable to such acquired businesses during the 12 months following acquisition remain at the same level as in the first full quarter after the acquisition closed. During periods prior to our acquisition of former customers, net revenues from businesses acquired in the past 12 months consists of sales by Verifone to that former customer for that period.

Note C: Non-GAAP organic net revenues at constant currency. Verifone determines non-GAAP organic net revenues at constant currency by recomputing non-GAAP organic net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. Verifone uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations.

Note D: Merger and Acquisition Related. Verifone adjusts certain revenues and expenses for items that are the result of merger and acquisitions.

Acquisition related adjustments include the amortization of purchased intangible assets, fixed asset fair value adjustments, contingent consideration adjustments, incremental costs associated with acquisitions (such as legal fees related to litigation assumed as part of acquisitions) and acquisition integration expenses (such as costs of personnel required to assist with integration transitions). In addition, we adjust for changes in estimate and final resolution of contingencies that existed at the time of acquisition. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside the ordinary course of business.

Verifone analyzes the performance of its operations without regard to these adjustments. In determining whether any merger or acquisition related adjustment is appropriate, Verifone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option or other stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option or other stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note F: Other Charges and Income. Verifone excludes certain revenue, expenses and other income (expense) that we have determined is not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these items may limit the comparability of our ongoing operations with prior and future periods. These adjustments for other charges and income include:

•	Benefits associated with the reversal of litigation loss contingency expense.

•	Certain costs incurred in connection with senior executive management changes, such as separation payments, non-compete arrangement fees, legal fees, recruiter fees and sign on bonuses.

•	Certain expenses, such as professional services and certain personnel costs, incurred on initiatives to transform, streamline and centralize our global operations.

•	Restructure and impairment charges related to certain exit activities initiated as part of our global transformation initiatives.
We assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Income taxes are adjusted for the tax effect of the adjusting items related to our non-GAAP financial measures and to reflect our estimate of cash taxes on a non-GAAP basis, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. Under GAAP our Income tax provision (benefit) as a percentage of Income (loss) before income taxes was 9.0% for the fiscal quarter ended January 31, 2015, (5.3)% for the fiscal quarter ended October 31, 2014, and 30.1% for the fiscal quarter ended January 31, 2014. For non-GAAP purposes, we used a 14.5% rate for the fiscal quarters ended January 31, 2015, October 31, 2014 and January 31, 2014.

Note G: Non-GAAP diluted shares. Diluted non-GAAP weighted average shares include additional shares that are dilutive for non-GAAP computations of earnings per share in periods when we have a non-GAAP net income and a GAAP basis net loss.

Note H: Free Cash Flow. Free cash flow is not defined under GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. Verifone determines free cash flow as net cash provided by operating activities less capital expenditures. We use this non-GAAP measure to evaluate our operating cash spend including the impact of our investments in long-term operating assets, such as property, equipment and capitalized software.

Contacts

VeriFone Systems, Inc.
Investor Relations:
Douglas D. Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com
or
Media Relations:
Andy Payment, 770-754-3541
andy.payment@verifone.com

Source: VeriFone Systems, Inc.